EXHIBIT 23.1


                    CONSENT OF H.J. GRUY AND ASSOCIATES, INC.


We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated February 7, 2001, prepared for Swift Energy Company in the Registration Statement on Form S-3 of Swift Energy Company for the filing dated on or about July 3, 2001.


                                         H.J. GRUY AND ASSOCIATES, INC.



                                         /s/ Robert Rasor
                                         ---------------------------------------
                                         Robert Rasor, PE
                                         Executive Vice President


Houston, Texas
July 2, 2001